Registration No. 33-55279





                  SECURITIES AND EXCHANGE COMMISSION

                        Washington, D. C.  20549



                                EXHIBITS

                                   TO

                            AMENDMENT NO. 1

                                  To

                               FORM S-3

                        REGISTRATION STATEMENT

                                under

                        THE SECURITIES ACT OF 1933





               THE CONNECTICUT LIGHT AND POWER COMPANY

























 Each document referred to below is incorporated by reference to the files of the Securities and Exchange Commission, unless the reference to the document is indicated by an asterisk.


Exhibit No.     Description

  1.1    - Proposed form of Underwriting Agreement for New Bonds.
           (Exhibit 1.1, File No. 33-55279).

  1.2 - Proposed form of Underwriting Agreement for New Preferred Stock. (Exhibit 1.2, File No. 33-55279).

  4.1 - Certificate of Incorporation of the Company, restated to March 22, 1994. (Exhibit 3.2.2, 1993 NU Form 10-K, File No. 1-
           5324).

  4.2 - By-laws of the Company as amended to March 1, 1982. (Exhibit 3.2.2, 1993 NU Form 10-K, File No. 1-5324).

  4.3 - Form of proposed Certificate of Amendment establishing the terms and provisions of a series of the Preferred Stock. (Exhibit 4.3, File No. 33-55279).

  4.4 - Indenture of Mortgage and Deed of Trust between the Company and Bankers Trust Company, Trustee, dated as of May 1, 1921. (Composite including all twenty-four amendments to May 1, 1967.) (Exhibit 4.1.1, 1989 NU Form 10-K, File No. 1-5324.)

           Supplemental Indentures to the Composite May 1, 1921 Indenture of Mortgage and Deed of Trust between the Company and Bankers Trust Company, dated as of:

  4.5    - April 1, 1967.  (Exhibit 4.16, File No. 2-60806)

  4.6    - January 1, 1968.  (Exhibit 4.18, File No. 2-60806)

  4.7    - December 1, 1969.  (Exhibit 4.20, File No. 2-60806)

  4.8    - June 30, 1982.  (Exhibit 4.33, File No. 2-79235)

  4.9    - September 1, 1989. (Exhibit 4.1.25, 1989 NU Form 10-K, File
           No. 1-5324)

  4.10   - December 1, 1989.  (Exhibit 4.1.26, 1989 NU Form 10-K, File
           No. 1-5324)

  4.11   - April 1, 1992.  (Exhibit 4.30, File No. 33-59430)

  4.12   - July 1, 1992.  (Exhibit 4.31, File No. 33-59430)

  4.13   - October 1, 1992.  (Exhibit 4.32, File No. 33-59430)

  4.14   - July 1, 1993.  (Exhibit A.10(b), File No. 70-8249)

  4.15   - July 1, 1993.  (Exhibit A.10(b), File No. 70-8249)

  4.16   - December 1, 1993.  (Exhibit 4.2.14, 1993 NU Form 10-K, File
           No. 1-5324)

  4.17   - February 1, 1994.  (Exhibit 4.2.15, 1993 NU Form 10-K, File
           No. 1-5324)

  4.18   - February 1, 1994.  (Exhibit 4.2.16, 1993 NU Form 10-K, File
           No. 1-5324)

  4.19   - June 1, 1994.  (Exhibit 4.19, File No. 33-55279).

  4.20 - Form of proposed New Supplemental Indenture to be used for each series of New Bonds. (Exhibit 4.20, File No. 33-55279).

  4.21 - Cross-reference sheet showing location in Indenture of provisions inserted pursuant to Sections 310 through 318 (a) of the Trust Indenture Act of 1939. (Exhibit 2.32, File No. 2-68807)

  5.1 - Opinion of Jeffrey C. Miller, Assistant General Counsel of Northeast Utilities Service Company, as to the legality of the New Securities, including consent of such counsel. (Exhibit 5.1, File No. 33-55279).

  12.1   -      Statement re computation of Ratio of Earnings to Fixed
           Charges.  (Exhibit 12.1, File No. 33-55279).

  12.2 - Statement re computation of Ratio of Earnings to Fixed Charges and Preferred Dividends. (Exhibit 12.2, File No. 33-55279).

  23     - Consent of Arthur Andersen & Co.  (Exhibit 23, File No. 33-
           55279).  (See also Exhibit 5.1.).

  24     - Power of Attorney.  (Exhibit 24, File No. 33-55279).

  25     - Form T-1 of Bankers Trust Company, Trustee.  (Exhibit 25, File
           No. 33-55279).

  28     - Section 33-320a of the Connecticut Stock Corporation Act.
           (Exhibit 28, File No. 2-84026).

  99*    - Letter of Arthur Andersen & Co. regarding change in accounting method for property taxes.